Exhibit 99



                         Form 3 Joint Filer Information

         Name:                      Sky Capital Holdings Ltd.

         Address:                   110 Wall Street
                                    8th Floor
                                    New York, New York 10005

         Designated Filer: Ross H. Mandell

         Issuer and Ticker
         Symbol:                    Crown Financial Group, Inc. (CFGI.PK)

         Date of Event
         Requiring Statement:       8/3/04

         Signature:                 Sky Capital Holdings Ltd.


                                    By: /s/ Michael Recca
                                        -----------------
                                    Michael Recca, President



         Name:                      Sky Capital Enterprises Inc.

         Address:                   110 Wall Street
                                    2nd Floor
                                    New York, New York 10005

         Designated Filer:          Ross H. Mandell

         Issuer and Ticker
         Symbol:                    Crown Financial Group, Inc. (CFGI.PK)

         Date of Event
         Requiring Statement:       8/3/04

         Signature:                 Sky Capital Enterprises Inc.


                                    By: /s/ Michael Brigante
                                        --------------------
                                    Michael Brigante, Chief Financial Officer


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